Exhibit 99
PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF OCTOBER 31, 2002
(in millions, except share amounts)

October, 2002
ASSETS
Current Assets
Cash and cash equivalents	$ 3,990
Accounts receivable:
Customers (net of allowance for doubtful accounts of $56 million)	1,795
Related parties	33
Regulatory balancing accounts	195
Inventories:
Gas stored underground and fuel oil	192
Materials and supplies	120
Prepaid expenses and other	81
Total current assets	6,406

Property, Plant, and Equipment
Electric	18,816
Gas	8,050
Construction work in progress	394
Total property, plant, and equipment (at original cost)	27,260
Accumulated depreciation and decommissioning	(13,372)
Net property, plant, and equipment	13,888

Other Noncurrent Assets
Regulatory assets	2,008
Nuclear decommissioning trust funds	1,276
Other	1,809
Total noncurrent assets	5,093
TOTAL ASSETS	$ 25,387

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 429
Related parties	90
Regulatory Balancing Accounts	477
Other	214
Accrued taxes	710
Rate reduction bonds	1,473
QUID's	-
Deferred income taxes	1,191
Deferred tax credits	145
Pre-petition secured debt	3,108
Pre-petition liabilities	3,795
Pre-petition financing debt	5,663
Other liabilities	3,368
Total liabilities	20,663

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	723
Total stockholders' equity	4,587

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,387

___________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF OCTOBER 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's
Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

_______________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED OCTOBER 31, 2002
AND THE NINETEEN MONTHS ENDED OCTOBER 31, 2002
(in millions)
		Case to date
	Month	nineteen months
	ended	ended
	October 31, 2002	October 31, 2002
OPERATING REVENUES	$ 969	$ 16,985

OPERATING EXPENSES:
Cost of Electric Energy	187	1,555
Cost of Gas	59	1,641
Operating and Maintenance	258	4,477
Depreciation, Decommissioning, and Amortization	102	1,641
Total Operating Expenses	606	9,314

OPERATING INCOME (LOSS)	363	7,671

Interest Income (Expense)	(69)	(1,437)
Professional Fees	(4)	(48)
Other Income and (Expense)	0	(13)

PRE-TAX INCOME (LOSS)	290	6,173

Income Taxes	118	2,399

EARNINGS (LOSS)	172	3,774

Preferred Dividend Requirement	2	40

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 170	$ 3,734

_______________________________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED OCTOBER 31, 2002
AND THE NINETEEN MONTHS ENDED OCTOBER 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of October 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded is subject to revision and actual results could differ materially.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric
Company is a collection agent for the DWR.

4	Case to date results reflect the entire nineteen month period ended October 31, 2002. The bankruptcy petition date is April 6, 2001.